UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 2, 2014
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Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)
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New Jersey	000-51371	57-1150621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340 West Orange, New Jersey 07052 (Address of principal executive offices)		07052 (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 7, 2014, Lincoln Educational Services Corporation (the “Company”) issued a press release announcing, among other things, its results of operations for the first quarter ended March 31, 2014. A copy of the press release is furnished herewith as Exhibit 99.1 and attached hereto. The information contained under this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained under this Item 2.02 in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 2, 2014, the Company held its Annual Meeting of Shareholders. The following proposals were passed:

1.	Election of the following nine individuals as directors of the Company for a one-year term, which will expire at the 2015 Annual Meeting of Shareholders.

	Votes For	Votes Withheld	Broker Non- Votes
Alvin O. Austin	11,689,163	3,564,821	3,346,213
Peter S. Burgess	11,340,269	3,913,715	3,346,213
James J. Burke, Jr.	11,508,738	3,745,246	3,346,213
Celia H. Currin	11,688,479	3,565,505	3,346,213
Paul E. Glaske	11,289,295	3,964,689	3,346,213
Charles F. Kalmbach	11,308,245	3,945,739	3,346,213
Shaun E. McAlmont	11,564,045	3,689,939	3,346,213
Alexis P. Michas	11,290,110	3,963,874	3,346,213
J. Barry Morrow	11,339,069	3,914,915	3,346,213

2.	Advisory, non-binding “Say-On-Pay” vote to approve the compensation of our named executive officers.

Votes For	Votes Against	Abstain	Broker Non- Votes
10,730,204	4,423,949	99,831	3,346,213

3.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Votes For	Votes Against	Abstained
18,443,292	133,433	23,472

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release of Lincoln Educational Services Corporation dated May 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: May 7, 2014

	By:	/s/ Cesar Ribeiro
		Name:	Cesar Ribeiro
		Title:	Executive Vice President, Chief Financial
Officer and Treasurer